Exhibit 10.7

DEBT FORGIVENESS AGREEMENT

THIS AGREEMENT (the "Agreement") is entered into as of this 31st day of March, 2014 by and between Pub Crawl Holdings / Excelsis Investments Inc., a Nevada corporation, operating at 8901 West Bay Drive, Suite 470, Largo, Florida 33770 (the "Company") Inc., and Hermaytar SA, the note Purchaser/Lender ("Lender").

RECITALS:

WHEREAS Lender is owned US $150,000 according to a Note Purchase Agreement between the Company and the Lender dated December 6, 2012, whereby the Lender purchased a $150,000 note from the Company.

WHEREAS, the Lender has agreed to forgive the Note/Debt and to terminate the Agreement between the Company and Lender effective March 31, 2014; and

WHEREAS, the Company and Lender acknowledge that as a result of the aforementioned forgiveness, no amount is due and owing to Lender by the Company.

AGREEMENT

1.  Lender agrees the Note/Debt shall be deemed satisfied in full and hereby releases and forever discharges the Company, and its officers, directors, employees, and agents from any and all causes of action whether known or unknown, debts, sums of money, claims and demands whatsoever, in law or in equity, related to the Note/Debt, which Company now or hereafter can, shall or may have.

2.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective assigns and successors.

3.  This Agreement contains the entire understanding among the parties related in any way to the subject matter hereof and supersedes any prior understandings or written or oral agreements among them respecting the within subject matter.

4.  This Agreement may be executed at different times and places, in counterparts, and shall be effective as of March 31, 2014. Any party may rely upon a copy of this Agreement received by facsimile or email transmission and bearing another party's signature as having been signed by such other party, and a copy of this Agreement so received and signed by or on behalf of a party shall have been validly executed to the same extent as if an original copy had been executed.

Excelsis Investments Inc. / Pub Crawl Holdings Inc.

By:	BRIAN McFADDEN
Brian McFadden, CEO/President

HERMAYTAR SA

By:	SERMO TULIO VAIGO CALPA
S. Calpa, Director